UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

___________________________________

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 19, 2019 (February 19, 2019)

KCAP Financial, Inc.

(Exact name of registrant as specified in its charter)

Delaware	814-00735	20-5951150
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer Identification No.)
of incorporation)

295 MADISON AVENUE

NEW YORK, NY 10017

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (212) 455-8300

Not Applicable

______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

KCAP Financial, Inc. (the “Company”) held a special meeting of its stockholders (the “Special Meeting”) on February 19, 2019.  There were 37,326,846 shares of the Company’s common stock outstanding and entitled to vote on the record date for the Special Meeting, and 19,684,034 shares of the Company’s common stock were represented in person or by proxy at the Special Meeting, which number constituted a quorum. The Company’s stockholders were asked to consider and act upon the following proposals, each of which was described in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on January 15, 2019:

Proposal 1: Advisory Agreement Proposal

The Company’s stockholders voted to approve the investment advisory agreement pursuant to which Sierra Crest Investment Management LLC, an affiliate of BC Partners LLP (“BC Partners”), will be appointed as the investment adviser of the Company effective as of the closing of the externalization transaction contemplated by the Stock Purchase and Transaction Agreement by and between the Company and BC Partners Advisors, L.P., an affiliate of BC Partners, dated as of December 14, 2018. The following votes were taken in connection with this proposal:

For	Against	Abstain
16,036,674	398,828	3,248,532

Proposal 2: Adjournment Proposal

The Company’s stockholders voted to approve the adjournment of the Special Meeting, if necessary or appropriate, to solicit additional proxies if there were insufficient votes to approve Proposal 1. The following votes were taken in connection with this proposal:

For	Against	Abstain
15,832,109	605,738	3,246,187

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 19, 2019	KCAP Financial, Inc.

	By:	/s/ Edward U. Gilpin
		Name:	Edward U. Gilpin
		Title:	Chief Financial Officer